Exhibit 99.2

SECOND MODIFICATION AND REAFFIRMATION OF GUARANTOR DOCUMENTS

As consideration for the agreements and covenants contained in that certain Second Amendment to Loan Agreement and Reaffirmation of Loan Documents, dated as of October 29, 2010 (the “Second Amendment”), entered into among MAGUIRE PARTNERS-PLAZA LAS FUENTES, LLC, a Delaware limited liability company (“Borrower”), each of the Lenders named therein (individually, a “Lender” and, collectively, the “Lenders”); EUROHYPO AG, NEW YORK BRANCH, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), and WELLS FARGO BANK, N.A., as Syndication Agent (“Syndication Agent”), which Amendment modifies that certain Loan Agreement, dated as of September 29, 2008 (the “Original Loan Agreement”), among said parties, as amended by that certain Amendment to Loan Agreement and Reaffirmation of Loan Documents, dated as of August 4, 2009 (the “First Amendment”), and as extended by that certain Extension and Reaffirmation Agreement, dated as of October 1, 2010 (the “First Extension”) (the Original Loan Agreement, the First Amendment and the First Extension, as the same may be amended, modified and supplemented and in effect from time to time, including as a result of the modifications provided for in the Second Modification Agreement described below, being herein collectively called the “Loan Agreement”), and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, MPG OFFICE, L.P., f/k/a MAGUIRE PROPERTIES, L.P., a Maryland limited partnership (“Guarantor”), hereby acknowledges, covenants and agrees as follows:

1.           By this Second Modification and Reaffirmation of Guarantor Documents (the “Second Modification Agreement”), Guarantor hereby consents to the Second Amendment, the transactions contemplated thereby and all the amendments, modifications and supplements to the Loan Documents and the Loan entered into in connection therewith.  This Second Modification Agreement and the modifications to the Guaranties (as defined below) shall only be effective upon the occurrence of the Second Modification Effectiveness Time, as defined in the Second Amendment.

2.           With respect to (a) that certain Recourse Guaranty, dated as of September 29, 2008, as modified by that certain Modification and Reaffirmation of Guaranties, dated as of August 4, 2009 (the “Modification of Guaranties”) and reaffirmed by that certain Consent and Joinder, dated as of October 1, 2010 (the “Consent and Joinder”) (as so modified and reaffirmed, collectively, the “Recourse Guaranty”) and (b) that certain Lease Reserve and Interest Carry Guaranty, dated as of September 29, 2008, as modified by the Modification of Guaranties and reaffirmed by the Consent and Joinder (as so modified and reaffirmed, collectively, the “Lease Reserve/Interest Carry Guaranty”) (the Recourse Guaranty and the Lease Reserve/Interest Carry Guaranty are collectively referred to herein as the “Guaranties”), each executed by Guarantor to Administrative Agent for the benefit of the Lenders in connection with the Loans made or to be made by the Lenders pursuant to the Loan Agreement, Guarantor covenants and agrees with the Administrative Agent and the Lenders that the financial covenants of Guarantor set forth in Section 3.04 of each of the Guaranties are hereby amended as follows:

(a)           Section 3.04(a) of each of the Recourse Guaranty and the Lease Reserve/Interest Carry Guaranty is hereby amended and restated in its entirety as follows:

Tangible Net Worth.  Guarantor shall at all times maintain a Tangible Net Worth of not less than (i) for the period commencing on October 1, 2010 and ending on December 31, 2010, $325,000,000, (ii) for the period commencing on January 1, 2011 and ending on March 31, 2011, $300,000,000, (iii) for the period commencing on April 1, 2011 and ending on June 30, 2011, $275,000,000 and (iv) for the period commencing on July 1, 2011 and thereafter until the Maturity Date, $200,000,000.

(b)           A new defined term “Excluded Assets” is hereby added to Section 3.04(f) of each of the Recourse Guaranty and the Lease Reserve/Interest Carry Guaranty as follows:

“Excluded Assets” means, collectively, (a) each of the following Real Properties: (i) 550 S. Hope, Los Angeles, California, (ii) 500 Orange Tower, Orange, California, (iii) Stadium Tower, Anaheim, California, (iv) Pacific Arts Plaza, Costa Mesa, California, (v) 2600 Michelson, Irvine, California, (vi) 3800 Chapman, Orange, California, (vii) City Tower, Orange, California, (viii) 207 Goode, Glendale, California, (ix) Brea Corporate Place and Brea Financial Commons, Brea, California (collectively, the “Brea Properties”), and (x) Park Place II, Irvine, California; and (b) the Quintana Joint Venture; provided, however, that for purposes of calculating Interest Coverage Ratio and Fixed Charge Coverage Ratio, Excluded Assets shall not include the Brea Properties.

(c)           The definition of “Tangible Net Worth” set forth in subsection (xl) of Section 3.04(f) of each of the Recourse Guaranty and the Lease Reserve/Interest Carry Guaranty is hereby amended and restated in its entirety as follows:

"Tangible Net Worth" means as of any date the amount determined as follows:

(A) the sum of (I) Total Asset Value (excluding the Excluded Assets) as of such date plus (II) the following tangible asset accounts for the Guarantor and its Subsidiaries (including, in the case of the General Partner and its Subsidiaries, the JV Pro Rata Share of any such asset accounts for each Joint Venture) at net book value in accordance with GAAP, as reported in the most recent quarterly or annual financial statements of the Guarantor issued prior to such date: (aa) land held for development and construction in progress, (bb) cash and cash equivalents, (cc) restricted cash (less restricted cash which secures any portion of the indebtedness of the Guarantor or any of its Subsidiaries (including, in the case of the General Partner and its Subsidiaries, the JV Pro Rata Share of any such restricted cash for each Joint Venture) to the extent that such indebtedness is excluded from the definition of “Debt for Borrowed Money” pursuant to the proviso that is contained in such definition, (dd) rents and other receivables, net, (ee) due from affiliates, (ff) capitalized fee income from The Charter Hall Group JV (formerly Macquarie JV) including any management fees, investment advisory fees, leasing commissions and other fees), and (gg) other assets; provided, however, that no tangible assets accounts related to the Excluded Assets shall be included in the calculations of clauses (aa), (cc), (dd), (ee) or (gg) above, minus (III) the amount of any interest rate swap asset as reported in the footnotes of the most recent quarterly or annual financial statements of the Guarantor issued prior to such date (or, in the case of the General Partner and its Subsidiaries, the JV Pro Rata Share of any such interest rate swap asset for each Joint Venture), minus
(B) the sum of as of such date of (I) Debt for Borrowed Money (excluding Debt for Borrower Money related to the Excluded Assets), plus (II) the following liability accounts for the Guarantor and its Subsidiaries (excluding any of the following liability accounts related to the Excluded Assets) (including, in the case of the General Partner and its Subsidiaries, the JV Pro Rata Share of any such liability accounts for each Joint Venture) at net book value in accordance with GAAP, as reported in the most recent quarterly or annual financial statements of the Guarantor issued prior to such date: (aa) accounts payable and other liabilities (except for any portion thereof consisting of non-cash GAAP liabilities, including, without limitation “deferred rent liability” and “deferred gain on sale”) plus (bb) capital lease payables, minus (III) the amount of any interest rate swap liability as reported in the footnotes of the most recent quarterly or annual financial statements of the Guarantor issued prior to such date (or, in the case of the General Partner and its Subsidiaries, the JV Pro Rata Share of any such liability for each Joint Venture).
(c)           The defined term “Interest Coverage Ratio” set forth in subsection (xviii) of Section 3.04(f) of each of the Recourse Guaranty and the Lease Reserve/Interest Carry Guaranty is hereby amended and restated in its entirety as follows:

"Interest Coverage Ratio" means, for any period of four consecutive fiscal quarters, the ratio of (a) Adjusted EBITDA, provided that for purposes of this clause (a), Adjusted EBITDA shall exclude any EBITDA of or attributable to the Excluded Assets, to (b) interest (including capitalized interest, but excluding interest to be funded from interest reserves for Permitted Construction Financing) and interest funded from interest reserves designated for such purposes payable on, and amortization of debt discount in respect of, all Debt for Borrowed Money, in each case, of or by the Guarantor and its Subsidiaries and determined on a Consolidated basis for such period, provided that for purposes of this clause (b), (i) interest shall include, in the case of any Joint Venture, its JV Pro Rata Share of the interest of such Joint Venture for such period, and (ii) “Debt for Borrowed Money” shall not include any Debt for Borrowed Money attributable to the Excluded Assets.

(d)           The defined term “Fixed Charge Coverage Ratio” set forth in subsection (xiv) of Section 3.04(f) of each of the Recourse Guaranty and the Lease Reserve/Interest Carry Guaranty is hereby amended and restated in its entirety as follows:

"Fixed Charge Coverage Ratio" means, for any period of four consecutive fiscal quarters, the ratio of (a) Adjusted EBITDA , provided that for purposes of this clause (a), Adjusted EBITDA shall exclude any EBITDA of or attributable to the Excluded Assets, to (b) the sum of (i) interest (including capitalized interest, but excluding interest to be funded from interest reserves for Permitted Construction Financing) and interest funded from interest reserves designated for such purposes payable in cash on, and amortization of debt discount in respect of, all Debt for Borrowed Money plus (ii) scheduled principal repayments of all Debt for Borrowed Money payable plus (iii) all dividends payable on any Preferred Interests, but only to the extent such dividends have been actually paid, in each case, of or by the General Partner and its Subsidiaries and determined on a Consolidated basis for such period, provided that for purposes of this clause (b), “Debt for Borrowed Money” shall not include any Debt for Borrowed Money attributable to the Excluded Assets.

3.           References to the Guaranties or (in respect of Guarantor’s obligations thereunder) that certain Environmental Indemnity Agreement, dated as of September 29, 2008, delivered by Borrower and Guarantor to the Administrative Agent for the benefit of the Lenders, as modified by the Modification of Guaranties and reaffirmed by the Consent and Joinder (as modified and reaffirmed, the “Environmental Indemnity Agreement” and, together with the Guaranties, collectively, the “Guarantor Documents”) in any or all of the Loan Documents shall be deemed to include references to the Guarantor Documents as reaffirmed, ratified and amended by this Second Modification Agreement.  References to the Loan Documents in the Guarantor Documents shall be deemed to include references to the Loan Documents as amended, modified or supplemented by the Second Amendment.

4.           Guarantor reaffirms that the Guarantor Documents remain unchanged, except as modified hereby, and in full force and effect.

5.           Guarantor reaffirms all of the obligations contained in the Guarantor Documents (as modified hereby), which shall remain in full force and effect for all the obligations of Guarantor now or hereafter owing to Administrative Agent (on behalf of the Lenders) pursuant to the terms and conditions of the Guarantor Documents (as modified hereby) and acknowledges, agrees, represents and warrants that no agreements exist with respect to the Guarantor Documents (as modified hereby) or with respect to the obligations of Guarantor thereunder except those specifically set forth therein or in this Second Modification Agreement.  Guarantor further reaffirms all its waivers in the Guarantor Documents and each and every one of the possible defenses to the obligations contained in the Guarantor Documents.  Guarantor acknowledges and reaffirms that its obligations contained in the Guarantor Documents are separate and distinct from those of Borrower on the Loans.

6.           Guarantor hereby represents and warrants to the Administrative Agent and the Lenders as of September 30, 2010, as of the date hereof and as of the Second Modification Effectiveness Time (and immediately after giving effect to this Second Modification Agreement and the modifications provided for herein) as follows:

(a)  Guarantor has full power and authority to enter into this Second Modification Agreement and perform its obligations hereunder, and Guarantor’s execution and delivery of this Second Modification Agreement has been duly authorized by all necessary partnership action.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by Guarantor of this Second

Modification Agreement.  This Second Modification Agreement has been duly executed and delivered, and constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally, or by equitable principles relating to enforceability.

(b)  Guarantor reaffirms all of its obligations under the Guarantor Documents, and Guarantor acknowledges that it has no claims, offsets or defenses with respect to the payment of sums due or performance of any other obligations under the Guarantor Documents.

(c)  All representations and warranties made and given by Guarantor in the Guarantor Documents are true, accurate and correct (except that, the representations and warranties of Guarantor with respect to the financial statements and securities law filings of the REIT set forth in Section 2.05 of the Recourse Guaranty and the Lease Reserve/Interest Guaranty shall refer to the most recent financial statements and 10-Q securities law filings of the REIT delivered to Administrative Agent dated as of June 30, 2010.

(d)  No Guarantor Event of Default exists or would, with the giving of notice, the passage of time, or both, exist.

7.	THE PROVISIONS OF SECTION 5.01 OF EACH GUARANTY ARE HEREBY INCORPORATED IN THIS SECOND MODIFICATION AGREEMENT BY THIS REFERENCE.

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IN WITNESS WHEREOF, Guarantor has caused this Modification and Reaffirmation of Guarantor Documents to be duly executed and delivered as of this October 29, 2010.

MPG OFFICE, L.P. (f/k/a/ Maguire Properties,
L.P.), a Maryland limited partnership

By:        MPG Office Trust, Inc. (f/k/a/ Maguire
              Properties, Inc), a Maryland corporation,
              its General Partner

By: /s/ SHANT KOUMRIQIAN

Name: Shant Koumriqian

Title: EVP  & Chief Financial Officer